Exhibit 99.1

G1 Therapeutics Announces Pricing of Offering of Common Stock

RESEARCH TRIANGLE PARK, NC, September 18, 2018 – G1 Therapeutics, Inc. (Nasdaq: GTHX), a clinical-stage oncology company, today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $60.00 per share, for total gross proceeds of $180,000,000. All of the shares in the offering will be sold by G1 Therapeutics. In addition, G1 Therapeutics has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock at the public offering price, less the underwriting discount. The offering is expected to close on September 21, 2018, subject to customary closing conditions.

J.P. Morgan Securities LLC and Cowen and Company, LLC are serving as joint book-running managers for the offering. Needham & Company, LLC and Wedbush Securities Inc. are acting as lead managers for the offering. BTIG, LLC and H.C. Wainwright & Co., LLC are acting as co-managers for the offering.

The shares are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; or from Cowen and Company, LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 592-5973.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About G1 Therapeutics

G1 Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and delivery of innovative therapies that improve the lives of those affected by cancer. The company is advancing three clinical-stage programs, trilaciclib, lerociclib and G1T48, that are designed to enable more effective combination treatment strategies and improve patient outcomes across multiple oncology indications. G1 is based in Research Triangle Park, NC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the therapeutic potential of trilaciclib, lerociclib and G1T48, and are based on G1 Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause G1 Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in G1 Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein and include, but are not limited to, G1 Therapeutics’ ability to recruit and enroll patients in its studies; G1 Therapeutics’ initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a development-stage company; G1 Therapeutics’ ability to complete clinical trials for, obtain approvals for and commercialize any of its product candidates; competition in the industry in which G1 Therapeutics operates; and market conditions, including future legislation that may increase the difficulty and cost for G1 Therapeutics to obtain marketing approval of and commercialize its product candidates. Except as required by law, G1 Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contact:

Jeff Macdonald

Head of Investor Relations / Public Relations

917-371-0940

jmacdonald@g1therapeutics.com